UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2013

INSTITUTIONAL FINANCIAL MARKETS, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This amendment (this “Amendment”) is being filed by Institutional Financial Markets, Inc., a Maryland corporation (the “Company”), to supplement the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 24, 2013 (the “Original Form 8-K”). This Amendment amends Item 5.07 of the Original Form 8-K for the sole purpose of disclosing the Company’s decision, in light of stockholder votes, as to how frequently the Company will solicit advisory stockholder votes on executive compensation in its proxy materials.

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

(d) As previously reported in the Original Form 8-K, at the Company’s 2013 Annual Meeting of Stockholders held on September 24, 2013, the Company’s stockholders selected, on a non-binding advisory basis, three years as the frequency with which the Company will hold a non-binding advisory vote to approve the compensation to be paid by the Company to certain of its executive officers in accordance with Securities and Exchange Commission rules and regulations (the “Named Executive Officers”). Based on these results, the Company’s Board of Directors has determined that the Company will conduct future stockholder advisory votes regarding compensation awarded to its Named Executive Officers once every three years. This policy will remain in effect until the next stockholder vote on the frequency of stockholder advisory votes on the compensation of Named Executive Officers or until the Company’s Board of Directors otherwise determines a different frequency for such stockholder advisory votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSTITUTIONAL FINANCIAL MARKETS, INC.

Date: October 25, 2013	By:	/s/ Joseph W. Pooler, Jr.
Joseph W. Pooler, Jr.
Executive Vice President, Chief Financial Officer and Treasurer